                                                                    EXHIBIT 4.1

AMENDED AND RESTATED
                                                     PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
ARTICLES OF INCORPORATION
 (PREPARE IN TRIPLICATE)                             [X]  DOMESTIC BUSINESS CORPORATION
                                                                                                                  FEE
                                                     [ ]  DOMESTIC BUSINESS CORPORATION                         $75.00
COMMONWEALTH OF PENNSYLVANIA                              A CLOSE CORPORATION - COMPLETE BACK
DEPARTMENT OF STATE - CORPORATION BUREAU
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120      [ ]  DOMESTIC PROFESSIONAL CORPORATION
                                                          ENTER BOARD LICENSE NO.
------------------------------------------------------------------------------------------------------------------------------------

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEPT UNDER 15 P.S. 2908 B)

    Sulcus Computer Corporation
------------------------------------------------------------------------------------------------------------------------------------

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)

    Bank & Trust Building, Court House Square
------------------------------------------------------------------------------------------------------------------------------------

012 CITY                                    O33 COUNTY                  013 STATE           064 ZIP CODE

    Greensburg                             Westmoreland                     PA                  15601
------------------------------------------------------------------------------------------------------------------------------------
EXPLAIN THE PURPOSE OF THE CORPORATION

The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, under which Act this Corporation is incorporated, including without limiting the generality of the foregoing, manufacturing, printing, processing, research and development.









(ATTACH 8 1/2 X 11 SHEET IF NECESSARY)
------------------------------------------------------------------------------------------------------------------------------------
The Aggregate Number Shares, Classes  of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of Shares

10,050,000 Shares Capital

                                           041  Stated Par Value Per       042  Total Authorized Capital      031  Term of Existence
                                           Share if Any
Stock as set forth on Exhibit "A"                                                                                  Perpetual
attached hereto
------------------------------------------------------------------------------------------------------------------------------------

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

                     061, 062
060  Name            063, 064  Address           (Street, City, State, Zip Code)          Number & Class of Shares
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                     (ATTACH 8 1/2 X 11 SHEET IF NECESSARY)
------------------------------------------------------------------------------------------------------------------------------------

IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION

THIS  8TH                             DAY OF   MAY             19 84
    ---------------------------------        ------------------  ---


/s/ Margaret Santone                                   /s/ Jeffrey S. Ratner
--------------------------------                    ----------------------------------------

     Secretary                                              President
--------------------------------                    ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                      --FOR OFFICE USE ONLY--
------------------------------------------------------------------------------------------------------------------------------------

030 FILED                                  O02 CODE        003 REV BOX       SEQUENTIAL NO.           100 MICROFILM NUMBER

                                     -------------------                                                   8434 691
                                          REVIEWED BY   ----------------------------------------------------------------------------
                                                           004 SICC            AMOUNT                001 CORPORATION NUMBER

                                     -------------------
                                         DATE APPROVED                        $
                                                        ----------------------------------------------------------------------------

                                     -------------------
                                         DATE REJECTED    CERTIFY TO         INPUT BY                LOG IN       LOG IN (REFILE)
                                                          [ ] REV.

 Secretary of the Commonwealth       -------------------  [ ] L & I          -------------------------------------------------------
   Department of State                MAILED BY   DATE                       VERIFIED BY             LOG OUT      LOG OUT (REFILE)
 Commonwealth of Pennsylvania                             [ ] OTHER

                                   EXHIBIT "A"
                                   -----------

         The aggregate number of shares, classes of shares, and par value of shares which the Corporation shall have authority to issue is: 10,050,000 shares of capital stock consisting of 10,000,000 shares common stock without par value and 50,000 shares preferred stock with the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights as hereinafter set forth.

         A. The preferred shares authorized by these Articles of Incorporation shall be issued from time to time in series. The first series shall be designated Series A Seven (7%) Per Cent Cumulative Convertible Preferred Stock, par value $45.00 per share (the "Preferred Stock"), and shall consist of 18,863 shares and shall have the rights, preferences, and privileges hereinafter set forth.

         B. The holders of the preferred stock shall be entitled to receive dividends out of any funds legally available therefor, as and when declared by the Board of Directors at the rate of Seven (7%) per cent payable semi-annually on the last days of December and June, respectively, in each year with respect to the semiannual period ending on such respective payment date, except that the first dividend on such initial issue of Series A of the preferred-shares shall be payable on December 31, 1983. Such dividends shall be cumulative. In no event, so long as any preferred shares shall be outstanding, shall any dividend, whether in cash or property, be paid or declared nor shall any distribution be made on any of the common shares until all dividends on the preferred shares for all past semiannual dividend periods and for the then current semiannual period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provision, however, shall not prohibit a dividend on common shares in exchange for or through application of the proceeds of the sale of common shares.

         C. The preferred shares shall be non-participating.

         D. In the event of any involuntary liquidation, voluntary dissolution, or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of the common shares, the holders of the preferred shares shall be entitled to be paid Twenty-five ($25.00) Dollars per share, together with accrued dividends to such distribution date, whether or not earned or declared.

         E. In the event that the assets are sufficient to have made payment in full to the holders of the preferred shares, the remaining assets and funds of the Corporation shall be distributed equally to all outstanding common shares and not to preferred shares.

         F. Neither the consolidation or merger of the Corporation nor the lease or conveyance of all or substantially all of its assets shall be deemed a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of paragraph D.

         G. The preferred shares may be redeemed in whole or in part at the option of the Corporation by the vote of its Board of Directors at any time or from time to time following the expiration of three (3) years from the date of issuance at the redemption price of Forty-five ($45.00) Dollars per share, together with accrued dividends to the redemption date.

         The additional conditions of redemption are:

                           (1) If less than all of the preferred shares are to
be redeemed, redemption shall be made in such amount and by such method, either by lot or pro rata, and subject to such provisions of convenience as shall, from time to time, be determined by the Board of Directors.

                           (2) Notice of any proposed redemption shall be mailed
by the Corporation, postage prepaid, not less than twenty (20) days nor more than sixty (60) days prior to the date fixed for redemption, to each holder of record of such preferred shares to be redeemed at his address as the same shall appear on the books of the Corporation.

                           (3) No redemption or purchase of any shares of
preferred shares shall be made unless full cumulative dividends on all shares of preferred shares then outstanding, which are not to be redeemed or purchased to the end of the then current dividend period, shall have been paid or declared and set apart for payment.

                           (4) All shares of preferred shares voluntary redeemed
shall be retired, canceled, and none of such shares shall thereafter be reissued.

         H. The holder of any shares of preferred stock, Series A, shall, at his option, on delivery to the Corporation of his written notice elected to convert said shares to common shares and on surrender at the office of the Corporation or office of the transfer agent for such shares of the certificate or certificates of such preferred shares, duly endorsed to the Corporation, be entitled to receive common shares in accordance with the following table:

                                                 Number of Common Shares
                                                    Per 100 Shares of
                        Year                       Preferred Converted
                        ----                       -------------------

                          1                               2,300

                          2                               2,185

                          3                               1,955

                          4                               1,725

                        5 and
                  subsequent years                        1,725

The Corporation shall at all times reserve and keep available out of its authorized but issued common shares, solely for the purpose of effecting conversions of its initial series of shares, the full number of common shares deliverable on conversion of all preferred shares from time to time outstanding.


         I. The remaining preferred shares authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences of any wholly unissued series or preferred shares and the number of shares constituting any such series and the designation thereof or any of them.

         J. The affirmative vote of the holders of two-thirds of the outstanding convertible preferred stock voting as a class is required in order to authorize the creation of any class of stock ranking prior to the preferred stock as to dividends or distribution of assets, to alter the powers, preferences, or rights of the convertible preferred stock in any respect adverse to the holders thereof, or to authorize the merger or consolidation of the company, if such merger or consolidation would have an effect on the convertible preferred stock substantially similar to the effects of any of the preceding actions.

                                               Filed this 8th day of
                                               July, 1991
                                               Commonwealth of Pennsylvania
                                               Department of State
                                               Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           SULCUS COMPUTER CORPORATION

         In compliance with the requirements of Section 1915 of the Business Corporation Law, act of December 21, 1988 (P.L. 1444, No. 177), the undersigned corporation desiring to amend its Articles, so as to change the aggregate number of shares and classes of shares which the Corporation shall have authority to issue, does hereby certify that:

FIRST: The name of the corporation is SULCUS COMPUTER CORPORATION.

SECOND: The address of its present registered office in this Commonwealth is: 41 North Main Street, Greensburg, Pennsylvania, 15601.

THIRD: The statute under which the corporation was incorporated was the 1933 Business Corporation Law of the Commonwealth of Pennsylvania (P.L. 364, as amended).

FOURTH: The date of its incorporation is November 5, 1979.

FIFTH: Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation, and adopted at the corporation's annual meeting by a vote of a majority of its shareholders.

SIXTH: These Articles of Amendment are to be effective on July 8, 1991.

SEVENTH: The amendment adopted by the shareholders set forth in full, is as follows;

         RESOLVED, that Paragraph 4 of the Articles of Incorporation be amended so as to provide as follows:

         "The aggregate number of shares which the corporation shall have authority to issue is: forty million (40,000,000) shares of capital stock consisting of thirty million (30,000,000) shares of common stock without par value and ten million (10,000,000) shares of Preferred Stock without par value.

         The preferred stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this Paragraph and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Paragraph, to establish and designate one or more series of preferred stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

         1. The number of shares to constitute such series and the distinctive designations thereof;

         2. The dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

          3. Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

         4. The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

         5. Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including, without limitation, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

         6. Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

         7. The voting powers, if any, of such series; and

         8. Any other relative rights, preferences and limitations thereof as shall not be inconsistent with this Paragraph."

EIGHTH: These Articles of Amendment supersede the original Articles of Incorporation, as amended, to the extent set forth herein.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunder affixed this 8th day of July, 1991.

                                               SULCUS COMPUTER CORPORATION


Attest:

/s/ Margaret Santone                           By: /s/ John W. Ryba
----------------------------------                 -----------------------------
Margaret Santone, Secretary                        John W. Ryba, Vice President

                                                Filed this 12th day of
                                                July, 1991
                                                Commonwealth of Pennsylvania
                                                Department of State
                                                Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           SULCUS COMPUTER CORPORATION

         In compliance with the requirements of Section 1915 of the Business Corporation Law, act of December 21, 1988 (P.L. 1444, No. 177), the undersigned corporation desiring to amend its Articles, does hereby certify that:

FIRST: The name of the corporation is SULCUS COMPUTER CORPORATION.

SECOND: The address of its present registered office in this Commonwealth is: 41 North Main Street, Greensburg, Pennsylvania, 15601.

THIRD: The statute under which the corporation was incorporated was the 1933 Business Corporation Law of the Commonwealth of Pennsylvania (P.L. 364, as amended).

FOURTH: The date of its incorporation is November 5, 1979.

FIFTH: This Amendment was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

SIXTH: These Articles of Amendment are to be effective on July 12, 1991.

SEVENTH: The Articles of Incorporation are hereby amended by the addition of a provision stating the number, designation, relative rights, preferences, and limitations of a series of 8,000,000 shares of Series A Redeemable Convertible Preferred Stock, no par value per share, under authority contained in the Articles of Incorporation, as follows:

         1. DESIGNATION. The Series A Redeemable Convertible Preferred Stock, no par value per share, is hereinafter called the "Preferred Stock." The shares of the Preferred Stock shall be fully-paid and non-assessable.

         2. DIVIDENDS. Holders of shares of Preferred Stock will be entitled to receive dividends and distributions in cash, common stock or otherwise when, as and if and only to the same extent declared by the Board of Directors on shares of the Corporation's Common Stock.

         3. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution or payment to shareholders, before any distribution or payment of assets is made with respect to Common Stock of the Corporation or any other stock of the Corporation ranking junior upon liquidation to the Preferred Stock, liquidating distributions in the amount of $3.00 per share. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the preferential amounts payable with respect to the Preferred Stock and any other shares of preferred stock of the Corporation ranking as to any such liquidation, dissolution or winding up on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares of preferred stock will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of the full preferential amounts to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. None of the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this
                  Section 3; PROVIDED THAT in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Preferred Stock.

         4. REDEMPTION AT THE OPTION OF THE CORPORATION. On or after October 1, 1992, Preferred Stock will be redeemable at the option of the Corporation in whole, but not in part, for $4.00 per share in cash.

                  The Corporation will cause notification of any redemption of shares to be mailed to all record holders of Preferred Stock to be redeemed, at the address shown on the stock books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for redemption.

                  If the notice of redemption issued by the Corporation shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the right of the holders to receive the redemption price without interest thereon (unless the Corporation defaults in the payment of the redemption price) upon surrender of their certificates therefor.

                  The respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery or certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Shares of the Preferred Stock redeemed pursuant to the provisions of this Section 4 shall have the status of authorized but unissued preferred stock without designation as to series, but may not thereafter be issued as shares of Preferred Stock.

         5.       CONVERSION

                  (a) Subject to and upon compliance with the provisions of this
                  Section 5, unless previously redeemed by the Corporation, the holder of a share of Preferred Stock shall have the right, at such holder's option, at any time after November 30, 1991, to convert such share into 1.4375 fully paid and nonassessable shares of Common Stock of the Corporation, which shall be equal to $2.09 per share of Common Stock (the "Conversion Rate"). The right to convert shares called for redemption pursuant to Section 4 shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption. Except as set forth in subparagraph (d) below, the Conversion Rate shall remain the same throughout the life of the Preferred Stock.

                  (b) The holders of shares of Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. A holder of shares of Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the corporation on such shares of Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                  (c) In order to exercise the conversion privilege, the holders of each share of Preferred Stock to be converted shall surrender the certificate representing such share at the office of the Transfer Agent for the Preferred Stock in Pittsburgh, Pennsylvania, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                  As promptly as practicable after the surrender of the certificates for shares of Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate of certificates for only the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 5, no fractional interest in respect of a share of Common Stock arising upon such conversion shall be issued nor will cash be paid in lieu thereof.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

                  (d) The Conversion Rate shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, unless the payment thereof would increase the number of shares of Common Stock outstanding by less than one percent (1%), provided however that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and further provided that all calculations under this paragraph (d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, classification or reclassification shall be adjusted so that the holder of any share of Preferred

                           Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Common Stock been converted immediately prior to the happening of such event and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately, except as provided in subparagraph (x) below, after the payment record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

                           (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (as defined in subparagraph (vii) below) at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business of the day following the date fixed for such determination shall be reduced by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (x) below, after such determination. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Corporation. In the event that any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion price then in effect shall be appropriately readjusted.

                           (iii) In case the Corporation shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (including Securities but excluding cash dividends or a distribution referred to in subparagraph (i) above) or subscription rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (ii) above) the

                           Conversion Rate shall be adjusted so that it shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, in good faith and in the exercise of its reasonable business judgment) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock as determined by subparagraph (v). Such adjustment shall become effective immediately prior to the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such distribution, except as provided in subparagraph
                           (x) below.

                           (iv) In case the Company is a participant in a consolidation, merger or combination with another corporation (other than with a wholly owned subsidiary of the Company and other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or in case of any sale or transfer of all or substantially all of the assets of the Company, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or any share exchange whereby the Common Stock is converted into other securities or property of the Company, then the holder of each share of Preferred Stock then outstanding shall have the right to convert such shares to receive stock, other securities or property or assets (including cash) or any combination thereof, having a value equal to the value of the stock, other securities, property and assets (including cash) which such holder would have been entitled to receive upon such consolidation, merger, combination, sale or transfer, or exchange, if he had held the Common Stock issuable upon the conversion of such shares of Preferred Stock immediately prior to such consolidation, merger, combination, sale or transfer, or exchange.

                           (v) In case the Corporation shall hereafter issue or sell any shares of Common Stock (except as provided in subparagraph (viii) below or except in connection with a firm commitment underwritten public offering of Common Stock registered under applicable securities laws) for a consideration per share less than the current market price per share (as determined pursuant to subparagraph (vii) below) on the date of such issuance or sale, the Conversion Rate of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the date of such issuance or sale by a fraction of which the numerator shall be the sum of
                           (i) the
                           number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the current market price immediately prior to such issuance or sale and (ii) the consideration received by the Corporation upon such issuance or sale, and of which the denominator shall be the total number of shares of Common Stock outstanding after such issuance or sale multiplied by the current market price immediately prior to such issuance or sale.

                           (vi) In case the Corporation shall hereafter issue or sell any securities convertible into Common Stock entitling the holders thereof to convert such securities into Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subparagraph
                           (vii) below) on the date of such issuance or sale, the Conversion Rate of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the date of such issuance or sale of such securities by a fraction the numerator of which shall be the number of shares of Common Stock outstanding on the date of such issuance or sale plus the number of shares of Common Stock which the aggregate consideration which would be received by the Corporation upon conversion of such securities would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance or sale plus the number of additional shares of Common Stock issuable upon conversion of such securities.

                           (vii) For the purpose of any computation under subparagraphs (ii), (iii), (v), (vi) and paragraph 2 above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per shares of Common Stock for the twenty consecutive business days selected by the Corporation ending within fifteen days of the date in question. The closing price for each day shall be the last reported sales prices regular way, or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked prices regular way in either case, on the New York or American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchanges or no such quotations are available, the average of the closing bid and asked prices in the over-the-counter market as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose, or, if no such quotations are available, the fair market value of the Common Stock as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Corporation.

                           (viii) No adjustment in the Conversion Rate shall be required in the case of (i) the grant by the Corporation of stock options to officers, directors or employees of the Corporation or any Subsidiary,
                           (ii) the issuance of shares of Common Stock pursuant to the exercise of such stock options, whether granted prior to or subsequent to the date hereof, or
                           (iii) the issuance of such additional shares of Common Stock as may be issuable upon the exercise of such stock options as a result of adjustment in the number of shares covered by such options for stock dividends, stock splits or other changes in the capitalization of the Corporation.

                           (ix) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1/100th of a share in the conversion ratio resulting from the Conversion Rate then in effect, provided however that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and all calculations shall be made to the nearest cent or to the nearest one-hundredth of a share as the case may be.

                           (x) Whenever the Conversion Rate is adjusted, as herein provided, the Corporation shall promptly file with any conversion agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion Number to the holder of each share of Preferred Stock at the last address of such holder as shown on the stock books of the Corporation.

                           (xi) In any case in which this subsection (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to subsection (c) of this Section 5.

                  (e) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in it treasury, or both, for the purposes of effecting conversions of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted. For purposes of this subsection (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         6. VOTING RIGHTS. Except as may be otherwise specifically provided in the Articles of Incorporation, as amended, or by statute, each holder of shares of Preferred Stock shall in all matters that alter or change the powers, preferences or rights given to the Preferred Stock be entitled to one vote for each share of Preferred Stock owned by such holder and the holders of the Preferred Stock shall vote together as one class on any matter that may be brought before any meeting of the shareholders of the corporation relating to such matters.

                  Holders of Preferred Stock shall not have voting rights with respect to any other matters.

                  So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock at the time outstanding, voting as a class, alter or change the powers, preferences or rights given to the holders of the Preferred Stock herein so as to affect the holders of the Preferred Stock adversely.

         7. SINKING FUND. The Corporation is not required to provide for the retirement or redemption of the Preferred Stock through the operation of a sinking fund.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 12th day of July, 1991.

                                                  SULCUS COMPUTER CORPORATION


Attest:

/s/ Margaret Santone                          By: /s/ John W. Ryba
---------------------------------                 ------------------------------
Margaret Santone, Secretary                       John W. Ryba, Vice President

Microfilm Number __________                      Filed this 17th day of
                                                 December, 1997
Entity Number __________                         Commonwealth of Pennsylvania
                                                 Department of State
                                                 Secretary of the Commonwealth


                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      SULCUS HOSPITALITY TECHNOLOGIES CORP.

         In compliance with the requirements of Section 1915 of the Business Corporation Law of 1988 (P.L. 1444, No. 177), the undersigned corporation desiring to amend its Articles of Incorporation, does hereby certify that:

FIRST: The name of the corporation is SULCUS HOSPITALITY TECHNOLOGIES CORP.

SECOND: The address of the corporation's current registered office in this Commonwealth is: 41 North Main Street, Greensburg, Pennsylvania 15601.

THIRD: The statute under which the corporation was incorporated was the 1933 Business Corporation Law of the Commonwealth of Pennsylvania (P.L. 364, as amended).

FOURTH: The date of its incorporation is November 5, 1979.

FIFTH: The amendments shall be effective upon filing these Articles of Amendment in the Department of State.

SIXTH: The amendment on Exhibit "A" attached hereto and made a part hereof was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation. The amendments on Exhibit "B" attached hereto and made a part hereof were adopted by at least a majority of the members of the board of directors and by the shareholders pursuant to 15 Pa. C.S. Section 1914(a) and (b).

SEVENTH: The Articles of Incorporation are hereby amended by the addition of a provision stating the number, designation, relative rights, preferences, and limitations of a series of 300,000 shares of Series B Junior Participating Preferred Stock, no par value per share, under authority contained in the Articles of Incorporation, as set forth on Exhibit "A" attached hereto and made a part hereof.

         The Articles of Incorporation are hereby amended by the addition of the provisions on Exhibit "B" attached hereto and made a part hereof describing election of directors and filling vacancies on the Corporation's Board of Directors, removal of directors, amendment to the corporation's By-laws and actions taken by the shareholders.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunder affixed this 11th day of December, 1997.

                                    SULCUS HOSPITALITY TECHNOLOGIES CORP.

Attest:

/s/ John W. Ryba                    By:  /s/ Leon D. Harris
----------------------------            ----------------------------------------
 John W. Ryba, Secretary                 Leon D. Harris, Chief Executive Officer

                                   EXHIBIT "A"


         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         SECTION 2.        DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly

Dividend Payment Date, a dividend of $1 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein or in any other amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION. DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's preferred stock.

         Section 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

                                   EXHIBIT "B"
                                   -----------


         The new paragraphs shall read in their entirety as follows:

         ELECTION OF DIRECTORS. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At the 1997 annual meeting of shareholders, the directors were divided into three classes, as nearly equal in number as possible, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

         VACANCIES ON THE BOARD. Subject to the rights of the holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to as the "Voting Stock") then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

         REMOVAL OF DIRECTORS. Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class (it being understood that, for all purposes of this paragraph and the following three paragraphs of these Articles of Incorporation and the provisions of the By-Laws of the Corporation which require the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, to alter, amend or repeal any provision of the By-Laws which is to the same effect as the provisions of these Articles of Incorporation, each share of the Voting Stock shall have the number of votes granted to it pursuant to these Articles of Incorporation or any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to these Articles of Incorporation (a "Preferred Stock Designation")).

         Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph of these Articles of Incorporation.

         AMENDMENTS TO BY-LAWS. The Corporation's Board of Directors is hereby expressly authorized, at any time or from time to time, to make, alter, amend and repeal the By-Laws as set forth in the By-Laws.

         ACTION OF SHAREHOLDERS. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph of these Articles of Incorporation.


                                        2